Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Telos Corporation
Ashburn, Virginia
We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 28, 2022, relating to the consolidated financial statements of Telos Corporation appearing in the Company’s Form 10-K.
/s/ BDO USA, LLP
McLean, Virginia
May 11, 2023